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                                                                    EXHIBIT 23.2

                         Independent Auditors' Consent

     We consent to the incorporation by reference in this Registration Statement of Entravision Communications Corporation on Form S-3 of our report, dated February 5, 2001, appearing in the Annual Report on Form 10-K of Entravision Communications Corporation for the year ended December 31, 2000. We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement

/s/ McGladrey & Pullen, LLP
Pasadena, California
January 30, 2002